SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 15, 1997


                           VIMRx Pharmaceuticals Inc.
               (Exact name of registrant as specified in charter)


           Delaware                      0-19153                06-1192468
     (State or other juris-            (Commission             (IRS Employer
       diction of incorp-              File Number)          Identification No.)
             oration)


  2751 Centerville Road, Wilmington, Delaware                          19808
    (Address of principal executive offices)                         (Zip code)


       Registrant's telephone number, including area code: (302) 998-1734


                                 Not applicable
          (Former name or former address, if changed since last report)





         Item 4.  Changes in Registrant's Certifying Accountant

                  For more than the two most recent fiscal years of the Company, the independent auditors of the Company have been Richard A. Eisner & Company, LLP, who have been dismissed upon recommendation of the Audit Committee effective May 15, 1997. At no time did any report on the financial statements of the Company by Richard A. Eisner & Company, LLP contain an adverse opinion or a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope or accounting principles. The decision to change accountants was occasioned by the developments of the past year, and not by any disagreement or advice given on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In particular, in light of the acquisition by the Company of a controlling interest in Innovir Laboratories, Inc. the Audit Committee concluded that it would be most efficient and in the best interests of both Innovir and the Company for the same auditors to audit both companies. The Company solicited proposals from four auditing firms, including Richard A. Eisner & Company, LLP. KPMG Peat Marwick LLP was chosen as a result of this process, and was engaged by the Company as its principal auditors on May 15, 1997.


     Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits

                           16.      Letter of Richard A. Eisner & Co., LLP*







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                                    SIGNATURE


                           Pursuant  to  the   requirements  of  the  Securities
         Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    VIMRx PHARMACEUTICALS INC.
                                                           (Registrant)



                                                  By:/s/ L. William McIntosh
                                                  --------------------------
                                                         L. William McIntosh
                                                         Chief Financial Officer
Dated:  May 21, 1997
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